EXHIBIT 23.2

CONSENT OF INDEPENDENT ENGINEERS

We consent to the use of our “Report on Reserves Data” dated January 18, 2013 included as Schedule “A” of the Annual Information Form filed as Exhibit 99.1 to the Annual Report on Form 40-F of TransGlobe Energy Corporation for the fiscal year ended December 31, 2012.

Sincerely,

(Signed) "Nahla Boury"
Name: Nahla Boury, P.Eng
Title: Vice President Engineering and Director
DeGolyer and MacNaughton Canada Limited

Calgary, Alberta, Canada
March 14, 2013